UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934
 (Amendment No. _____)

Check the appropriate box:
☒ Preliminary Information Statement

□ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□ Definitive Information Statement

SecureAlert, Inc.
(formerly, RemoteMDx, Inc.)
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
□ No fee required

□ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

          (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:
□ Fee paid previously with preliminary materials.
□  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

SecureAlert, Inc.
150 West Civic Center Drive, Suite 400
Sandy, UT 84070

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT
AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

Information Statement pursuant to
 Section 14(c) of the Securities Exchange Act of 1934
and Notice of Action Taken By Written Consent

April ___, 2010
To the Shareholders:

This Information Statement (this “Information Statement”) is being furnished to all holders (the “Shareholders”) of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and Series D Convertible Preferred Stock (the “Series D Preferred Stock”) of record, as of the close of business on March 31, 2010 (the “Record Date”), of SecureAlert, Inc. (formerly, RemoteMDx, Inc.), a Utah corporation (“SecureAlert” or the “Company”).  The purpose of this Information Statement is to inform the Shareholders of the following corporate action to be taken by the Company (the “Proposal”):

The amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock from two hundred fifty million (250,000,000) shares to six hundred million (600,000,000) shares of Common Stock, par value $0.0001 per share.  There will be no change to the authorized shares of preferred stock of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE SHARES OF RECORD OR SHARE EQUIVALENTS ON THE RECORD DATE ENTITLED TO VOTE ON THE PROPOSAL HAVE CONSENTED IN WRITING TO THE PROPOSAL.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding this action. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our Shareholders. This Information Statement is first being mailed or furnished to Shareholders on or about April ___, 2010.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing Shareholders of the matters described herein in compliance with Regulation 14C of the Exchange Act and Section 16-10a-704 of the Utah Revised Business Corporation Act.

By Order of the Board of Directors,

/s/ David G. Derrick
David G. Derrick,
CEO and Director
Salt Lake City, Utah
April ___, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S
INFORMATION STATEMENT

The Company’s Information Statement is available on the Internet at http://www.securealert.com/Investor/sec%20filings.php

SecureAlert, Inc.
150 West Civic Center Drive, Suite 400
Sandy, UT 84070

INFORMATION STATEMENT
AND NOTICE OF ACTION TAKEN
BY WRITTEN CONSENT

This Information Statement (this “Information Statement”) is being furnished to all holders (the “Shareholders”) of shares of Common Stock, par value $0.0001 per share (the “Common Stock”) and Series D Convertible Preferred Stock (the “Series D Preferred Stock”), of record, as of the close of business on March 31, 2010 (the “Record Date”), of SecureAlert, Inc. (formerly, RemoteMDx, Inc.), a Utah corporation (“SecureAlert” or the “Company”), in connection with our prior receipt of approval by written consent, in lieu of a meeting of Shareholders, of the holders of a majority of the shares or share equivalents entitled to vote on an amendment to our Articles of Incorporation to increase our authorized capital to include six hundred million (600,000,000) shares of our Common Stock.  This Information Statement is first being mailed or furnished to Shareholders on or about April ___, 2010.

Only one Information Statement is being delivered to multiple Shareholders sharing an address, unless we have received contrary instructions. We will undertake to deliver promptly upon request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (801) 908-5132.

GENERAL INFORMATION

Purpose of the Information Statement

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Utah Revised Business Corporation Act, to notify the Shareholders, as of the close of business on the Record Date of the corporate action expected to be taken pursuant to the written consent of the Shareholders. Specifically, holders of a majority of the Common shares or Common share equivalents entitled to vote on the Proposal consented in writing to the corporate action outlined in this Information Statement, which action is expected to take place on or before April ___, 2010, consisting of an increase in the authorized shares of Common Stock from two hundred fifty million (250,000,000) shares to six hundred million (600,000,000) shares (the “Proposal”).

Shareholders Entitled to Notice

All holders of shares of Common Stock and Series D Preferred Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the Proposal.

Recommendations of the Board of Directors

The Board of Directors unanimously recommended that the Shareholders vote for the adoption of the Proposal.

No Vote Required to Approve the Proposal

Under Utah law and the Company’s governing documents, all the activities requiring Shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the Shareholders. As a result, the written consent to approve this Proposal by certain Shareholders (which vote is equal to approximately fifty-two percent (52%) of the total issued and outstanding Common Stock of the Company voting on an as-converted basis and sixty percent (60%) of the issued and outstanding shares of the Common Stock by the holders of the Series D Preferred Stock voting as a class) is sufficient to authorize the Company to take the proposed action.

Shareholders Dissenters’ Rights

Under Utah law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposal set forth herein.

DESCRIPTION OF VOTING SECURITIES

As of January 13, 2010, the established cut-off date for the shareholder written consent (the “Consent Date”), there were approximately 3,500 holders of record of the Company’s Common Stock and 211,765,988 shares of Common Stock of the Company issued and outstanding and 37 holders of record of the Company’s Series D Preferred Stock and 25,186 shares of Series D Preferred Stock of the Company issued and outstanding.  Each share of Series D Preferred Stock is convertible into 6,000 shares of Common Stock.  Holders of the Series D Preferred Stock may vote their shares on an as-converted basis on any issue presented for a vote of the Shareholders, including the election of directors and the approval of certain transactions such as a merger or other business combination of the Company.  In addition, on the issues of an increase in the number of shares of Common Stock the Company is authorized to issue and a reduction in the number of issued and outstanding shares (a reverse split) of the Company’s Common Stock, holders of the Series D Preferred Stock may vote as a class holding the equivalent of sixty percent (60%) of the issued and outstanding shares of the Common Stock, regardless of the number of shares of Common Stock then outstanding.  As a consequence of these voting rights, the holders of the Series D Preferred Stock may exercise control over these issues regardless of the interests of the remaining Shareholders.

Pursuant to Utah law and the Bylaws of the Company, a vote by holders of at least a majority of the Company’s outstanding voting shares is required to effect the Proposal.  The Shareholders who consented in writing to the Proposal (the “Consenting Shareholders”) held voting rights, on an as-converted basis, equivalent for purposes of the Proposal to approximately fifty-two percent (52%).  The Series D Preferred Stock holders also consented in writing to the Proposal, voting as a class holding sixty percent (60%) of the voting rights of the Company with respect to the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of the Consent Date, regarding the beneficial ownership of the Company’s stock on an as-converted basis (i) by any persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) by each director, the Chief Executive Officer, and the four highest paid executives of the Company, and (iii) by all officers and directors of the Company as a group.

For purposes of this table, information as to the beneficial ownership of shares of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities.  Except as otherwise indicated, all shares of our Common Stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.  Each of the Shareholders indicated in the following tables is also a Consenting Shareholder and has approved the Proposal as described in this Information Statement.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Common	Advance Technology Investors, LLC (1) 154 Rock Hill Road Spring Valley, NY 10977	32,139,222	13.92%

Common	Winfried Kill Parkstrasse 32A Bergisch-Gladbach 2M, 51427 Germany	31,924,000	15.08%
______________

(1)
Includes 11,135,222 shares of Common Stock, and 1,670,000 shares issuable upon exercise of warrants.  Includes 3,189 shares of Series D Preferred Stock convertible into 19,134,000 shares of Common Stock. Also includes 100,000 shares of Common Stock owned of record by Dina Weidman and 100,000 shares of Common Stock owned of record by U/W Mark Weidman Trust.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Common	David G. Derrick (1)	26,249,063	11.56%
	James Dalton (2)	9,607,786	4.54%
	Michael G. Acton (3)	1,202,043	*
	John L. Hastings, III	1,500,000	*
	Robert Childers (4)	2,350,657	*
	Larry Schafran (5)	1,880,000	*
	David Hanlon (6)	1,660,702	*
	Bernadette Suckel	325,000	*
	Officers and Directors as a Group (7 persons) (7)	37,130,188	15.87%
______________

*Less than 1% ownership percentage.

(1)Mr. Derrick is our Chief Executive Officer and Chairman of the Board of Directors.  Includes 1,204,000 shares of Common Stock owned of record by Mr. Derrick, 2,645,063 shares of Common Stock in the name of ADP Management, an entity controlled by Mr. Derrick, and 2,000,000 vested stock purchase warrants. Additionally, includes 2,567 shares of Series D Preferred Stock convertible into 15,400,000 shares of Common Stock owned of record by Mr. Derrick and 833 shares of Series D Preferred Stock convertible into 5,000,000 shares of Common Stock owned of record by ADP Management.

(2)James Dalton served as a director until January 20, 2010 upon which date the Company accepted his resignation.  Includes 1,872,723 shares of Common Stock owned of record by Mr. Dalton, 2,645,063 shares of Common Stock in the name of ADP Management, 15 shares of Series D Preferred Stock convertible into 90,000 shares of Common Stock owned of record by Mr. Dalton, and 833 shares of Series D Preferred Stock convertible into 5,000,000 shares of Common Stock owned of record by ADP Management.

(3)Michael Acton served as our Chief Financial Officer until January 20, 2010 upon which the Company accepted his resignation.  Includes 1,002,043 shares of Common Stock owned of record by Mr. Acton.  In addition, 200,000 shares issuable upon exercise of stock purchase warrants held by Mr. Acton have been included.

(4)Mr. Childers is a director.  Includes 443,143 shares of Common Stock owned of record by the Robert E. Childers Living Trust and 546,647 shares owned of record by Mr. Childers.  Includes 50 shares of Series D Preferred Stock in the name of Mr. Childers convertible into 300,000 shares of Common Stock. In addition, 1,060,867 shares issuable upon exercise of stock purchase warrants held by Mr. Childers have been included.

(5)Mr. Schafran is a director.  Includes 106,100 shares of Common Stock owned of record by Mr. Schafran.  Includes 110 shares of Series D Preferred Stock in the name of Mr. Schafran convertible into 660,000 shares of Common Stock. In addition, 1,113,900 shares of Common Stock issuable upon exercise of stock purchase warrants held by Mr. Schafran have been included.

(6)Mr. Hanlon is a director.  Includes 111,702 shares of Common Stock owned of record by Mr. Hanlon.  Includes 115 shares of Series D Preferred Stock in the name of Mr. Hanlon convertible into 690,000 shares of Common Stock. In addition, 859,000 shares of Common Stock issuable upon exercise of stock purchase warrants held by Mr. Hanlon have been included.

(7)Duplicate entries eliminated.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.  As indicated above, certain of our officers and directors also own shares of Series D Preferred Stock. The Series D Preferred Stock has conversion and super voting rights as described elsewhere in this Information Statement. If the number of shares of Common Stock the Company is authorized to issue is not increased, it may not be possible for the holders of the Series D Preferred Stock to convert all of the issued and outstanding shares of Series D Preferred Stock now held by them into Common Stock. The amendment to the Articles of Incorporation as proposed will facilitate the conversion of the Series D Preferred Stock, which, when and if it occurs, will result in significant dilution to the current holders of the Common Stock of the Company.

No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL
AMENDMENT TO THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
General

The Board of Directors has recommended the Articles of Incorporation of the Company be amended to increase the authorized Common Stock of the Company from two hundred fifty million (250,000,000) shares to six hundred million (600,000,000) shares.  There would be no change to the number of shares preferred stock the Company is authorized to issue.  Following the amendment to the Articles of Incorporation there would be six hundred million (600,000,000) shares of Common Stock authorized and twenty million (20,000,000) shares of Preferred Stock authorized, both with a par value of $0.0001 per share.

Purpose of Proposal

The Board of Directors desires to implement the increase in the total number of common shares authorized because it believes that it will enable the Company to generate investor interest in the Company.  The current authorization of 250,000,000 shares does not afford the Company a sufficient number of shares for issuance of stock upon the exercise of outstanding warrants, conversion of outstanding shares of preferred stock, or the use of Common Stock or instruments for the purchase of or conversion into Common Stock in future financing transactions as may be deemed desirable or necessary by the Board of Directors.  Accordingly, management has recommended that the Company increase the number of shares of Common Stock available to provide needed flexibility for future acquisitions, employee compensation and capital raising.

Effect of Proposal

After the effective date of the proposed amendment to the Articles of Incorporation and increase in number of authorized shares of Common Stock from two hundred and fifty million (250,000,000) to six hundred million (600,000,000), the Company will be able to issue a greater number of shares of Common Stock which could dilute current Shareholders.  The increase in capitalization will affect all common Shareholders uniformly.  Shares of Common Stock can be issued without Shareholder approval.  As such, Shareholders may not have a vote on future stock issuances and will be relying on the judgment of the Board of Directors which has authority to issue shares of common and preferred stock without Shareholder approval.  Also, the issued shares may have rights, preferences or privileges senior to those of the Company’s Common Stock.

The Company cannot predict the effect of the increase in capitalization upon the market price over an extended period.  The increase in the total number of common shares authorized will not affect the par value of the Company’s Common Stock.

Procedure for Effecting Increase of Authorized Capital

The Company will file Amended and Restated Articles of Incorporation (“Amended Articles”) with the Division of Corporations of the State of Utah to make the increase in the total number of authorized shares effective.  It is anticipated that the Amended Articles will be filed on that date which is 20 days after this Information Statement is first mailed to Shareholders on April ___, 2010.  The text of the Articles of Amendment to effect the increase, will be in substantially the form attached hereto as Appendix A; provided, however, that the text of the form of Amended Articles attached hereto is subject to modification to include such changes as may be required by the Division of Corporations of the State of Utah and as the Board of Directors deems necessary and advisable to effect the increase, including the insertion of the effective date of the amendment.

As soon as possible after the effective date, Shareholders will be notified that the increase has been affected.

No Dissenters’ Rights

Under the law of the State of Utah, the Company’s Shareholders are not entitled to dissenters’ rights with respect to the Proposal, and the Company will not independently provide Shareholders with any such right.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from two hundred fifty million (250,000,000) shares to six hundred million (600,000,000) shares.

Majority of Shareholders have Approved – No Further Vote Required

We are not soliciting any votes with regard to the Proposal to amend the Articles of Incorporation to increase the authorized shares of Common Stock from two hundred fifty million (250,000,000) shares to six hundred million (600,000,000) shares.  Approval of the increase in the total number of common shares authorized required the written consent of the holders of at least a majority of the outstanding shares entitled to vote on the proposal.  Shareholders owning at least a majority of the outstanding shares entitled to vote on the Proposal approved the increase by written consent dated January 13, 2010.  No additional votes or approval by Shareholders is required in order to effect the increase in authorized shares described in this Information Statement.

OTHER ACTION

No further business will be transacted by written consent to corporate action in lieu of a meeting of Shareholders regarding matters to which this Information Statement pertains.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information concerning the Company, including its annual report on Form 10-K for the fiscal year ending September 30, 2009 can be obtained by calling or writing the Company at 150 West Civic Center Drive, Suite 400, Sandy, UT 84070; telephone number (801) 908-5132.  That report contains our audited financial statements for the year ended September 30, 2009.  Additional information on the Company which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

COSTS OF INFORMATION STATEMENT

 This Information Statement has been prepared by the Company and its Board of Directors.  The Company will bear the costs of distributing this Information Statement to Shareholders, including the expense of preparing, assembling, printing and mailing.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to Shareholders.  The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S
INFORMATION STATEMENT

The Company’s Information Statement is available on the Internet at: http://www.securealert.com/Investor/sec%20filings.php

[SIGNATURE TO FOLLOW]

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David G. Derrick
David G. Derrick, CEO and Director

Dated: April ___, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  WE ARE NOT ASKING YOU FOR YOUR SIGNATURE TO ANY WRITTEN CONSENT RESOLUTIONS OF SHAREHOLDERS.  YOU ARE REQUESTED NOT TO SEND US ANY DOCUMENT IN RESPONSE TO THIS MAILING.

APPENDIX A
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
SECUREALERT, INC.

Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the “Act”), the undersigned, SecureAlert, Inc. (the “Corporation”) hereby declares and certifies as follows:

1.           The name of the Corporation is SecureAlert, Inc.

2.           Article III of the Articles of Incorporation of the Corporation shall be amended to read as follows:

“Article III, Capital Stock

The Corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is six hundred million (600,000,000) and the total number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share.”

3.           The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

4.           The amendment specified above was adopted as of January 13, 2010, by Unanimous Written Consent of the Board of Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation.  The Board of Directors unanimously recommended approval of the amendment by the shareholders of the Corporation.  Effective January 13, 2010, such amendment specified above was approved by the written consent of shareholders owning a majority of the issued and outstanding voting securities of the Corporation, effective May 15, 2010.

5.           The foregoing amendment to the Articles of Incorporation of the Corporation was authorized and approved pursuant to section 16-10a-1003 of the Act by a vote of the majority of the Corporation’s shareholders entitled to vote as follows:

(a)            The number of issued and outstanding shares of common stock, on an as-converted basis, entitled to vote on the foregoing amendment to the Articles of Incorporation was 362,881,988 of which 187,386,590 shares voted for and no shares voted against the foregoing amendment to the Articles of Incorporation.

(b)           The number of issued and outstanding shares of Series D Preferred entitled to vote on the foregoing amendment to the Articles of Incorporation was 25,186 of which all voted for the foregoing amendment to the Articles of Incorporation.  Holders of the Series D Preferred Stock are entitled to vote their shares on an as-converted based (each share of Series D Preferred is convertible into 6,000 shares of common stock) or, on issues of an increase in the number of shares of Common Stock the Company is authorized to issue, vote their shares as a class holding the equivalent of sixty percent (60%) of the issued and outstanding shares of the common stock, regardless of the number of shares of common stock then outstanding.

(c)           No other class of stock was entitled to vote on the foregoing amendment.

Such votes cast were sufficient for approval of the Amendment.

[SIGNATURE TO FOLLOW]

WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed this ___ day of April, 2010.

SecureAlert, Inc.,
a Utah corporation

By __________________________________
Name _______________________________
Title ________________________________